Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Tel-Save Holdings, Inc.
New Hope, Pennsylvania


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement or Form S-8 of our report dated January 29, 1997 relating to the consolidated financial statements and schedule of Tel-Save Holdings, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.



/s/ BDO Seidman, LLP

New York, New York

December 9, 1997